Exhibit 99.1

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News Release

For more information contact:

Edwin W. Hortman, Jr.

President & CEO

ABC Bancorp Announces Appointment of

Chief Financial Officer

January 27, 2005

ABC BANCORP (Nasdaq:ABCB), Moultrie, Georgia. Ed Hortman, ABC’s President & Chief Executive Officer, announced today the appointment of Dennis J. Zember, Jr. as the Company’s Executive Vice President and Chief Financial Officer.

For the past three years, Mr. Zember was Senior Vice President and Treasurer of Flag Financial Corporation and Senior Vice President and Chief Financial Officer of Flag Bank in Atlanta, Georgia. His 14 years of financial experience also include service with Century South Banks, Inc., Coopers & Lybrand and Porter Keadle Moore, LLP. Mr. Zember is a Certified Public Accountant and graduated with honors from Georgia State University.

Mr. Hortman said, “We’re excited about Dennis joining our organization, as he is both an experienced finance officer and a capable banker. We look forward to the additional strength that he will bring to our management team. It is also energizing to work with professionals who are strategic-minded and embrace opportunity.”

Mr. Zember will assume this new role effective February 14, 2005, and his family will be relocating to Moultrie soon thereafter.

ABC Bancorp is headquartered in Moultrie, Georgia and has 12 banking subsidiaries with 37 locations in southern Georgia, southern Alabama, central Florida and the Panhandle of Florida.

ABC Bancorp Common Stock is quoted on the Nasdaq National Market under the symbol “ABCB”.

The preceding release contains statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words “believe”, “estimate”, “expect”, “intend”, “anticipate” and similar expressions and variations thereof identify certain of such forward-looking statements, which speak only as of the dates which they were made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those indicated in the forward-looking statements as a result of various factors. Readers are cautioned not to place undue reliance on these forward-looking statements.